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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     November 23, 1998
                                                -------------------------------






                            REPUBLIC BANCSHARES, INC.
             (Exact Name of registrant as specified in its charter)


         Florida                     0-27652                59-1463900
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(State or other jurisdiction      (Commission             (IRS Employer
     of incorporation)            File Number)          identification No.)

                             111 Second Avenue N.E.
                            St. Petersburg, FL 33701
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (813) 823-7300
                                                          ----------------

          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS

         On November 23, 1998, the Company announced a projected operating loss for the fourth quarter of 1998 in the expected range of $10 million to $13 million. Statements in this release may constitute forward-looking statements that are based on the current beliefs and expectations of the Company's management, as well as assumptions made by, and information currently available to, the Company's management. Forward-looking statements are based largely on expectations and are subject to a number of risks and uncertainties including but not limited to economic, competitive and other factors affecting the Company and its operations. The content of the report is comprised of the press release text relating to this matter.

                  In recent months, conditions in the U.S. financial markets changed dramatically. Turmoil in financial markets, particularly the High LTV Loan and subprime mortgage loan segments, reduced liquidity levels in the asset-backed securities markets significantly which in turn adversely affected the volume and pricing of mortgage loans in the secondary markets. The normal conduits for sale and/or securitization by Republic Bancshares, Inc. (the "Company") of its High LTV Loans and subprime first mortgage loans became unavailable due to the liquidity problems in the financial markets. Rather than dispose of these assets at distress prices resulting from the illiquid market, the Company elected to forego sales or securitizations of its High LTV and subprime loans and transfer those loans into portfolio.

                  On November 13, 1998, the Company announced in its Form 10-Q quarterly report filed with the Securities and Exchange Commission that it was likely that the Company would incur an operating loss in the fourth quarter of 1998 because revenues from loan sales would not be sufficient to cover the expense levels from its mortgage banking division.

                  Today the Company announced that the amount of its projected operating loss for the fourth quarter of 1998 is expected to be in the range of $10 million to $13 million or $0.96 to $1.26 per share (basic, including the effect of fourth quarter merger activity), based on information currently available. In addition to an operating loss from mortgage operations caused by the lack of sales and/or securitizations of loans and the high marketing costs, the other causes of the Company's projected loss include additional allowances for loan losses which the Company is providing for loans transferred from the held for sale category to the portfolio category, increased amortization of mortgage servicing assets, and merger expenses.
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                  Accordingly, the Company is undertaking a reorganization of its mortgage banking activities to re-direct its efforts towards first lien products. This reorganization is expected to be completed during the first quarter of 1999.

                  The Company projects that its results of operations for the full year of 1998 will reflect an operating loss in the range of $1 million to $4 million or $0.11 to $0.43 per share (basic, prior periods restated for fourth quarter merger activity). The company cautioned that its projection of results of operations was based on certain assumptions regarding its fourth quarter activities. Should those underlying assumptions change, the Company's fourth quarter projection could be materially affected.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            REPUBLIC BANCSHARES, INC.
                                                (Registrant)

Date:    November 23, 1998                  By :    /s/William R. Falzone
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                                                          Treasurer
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